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                                                                   Exhibit 10.26



                               FIRST AMENDMENT TO
                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS

         This FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF ASSETS (this "First Amendment") executed effective as of the 25 day of June, 1999 (the "Effective Date") is by and between AC HUMKO CORP., a Delaware corporation ("Purchaser"), and BIONUTRICS, INC., a Nevada corporation, and NUTRITION TECHNOLOGY CORPORATION, a Nevada corporation (collectively, "Seller").

                              W I T N E S S E T H:

         WHEREAS, Purchaser and Seller are parties to that Agreement for Purchase and Sale of Assets dated as of October 1, 1998 (the "Purchase Agreement"), pursuant to which Seller sold, transferred, assigned and delivered to Purchaser, and Purchaser purchased, accepted and received, the Purchased Assets (as defined in the Purchase Agreement); and

         WHEREAS, Purchaser, Seller, and other parties have entered into that certain Master Formation Agreement of even date herewith (the "MFA"); and

         WHEREAS, Seller will benefit directly from the transaction set forth in the MFA; and

         WHEREAS, Purchaser and Seller desire to amend the Purchase Agreement in the manner hereinafter provided;

         NOW, THEREFORE, in consideration of the premises, the execution of the MFA and the matters set forth therein and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.01 Terms Defined Above. As used in this First Amendment, each of the terms "Seller", "Purchaser", "Purchase Agreement", "Effective Date" and "First Amendment" shall have the meaning assigned to such term hereinabove.

         Section 1.02 Terms Defined in Purchase Agreement. Each term defined in the Purchase Agreement and used herein without definition shall have the meaning assigned to such term in the Purchase Agreement, unless expressly provided to the contrary.

         Section 1.03 Other Definitional Provisions.

                  (a) The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this First Amendment shall refer to this First Amendment as a whole and not to any particular Article, Section, subsection or provision of this First Amendment.
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                  (b) Section, subsection and Exhibit references herein are to such Sections, subsections and Exhibits to this First Amendment unless otherwise specified.

                                   ARTICLE II.
                        AMENDMENTS TO PURCHASE AGREEMENT

         Purchaser and Seller agree that the Purchase Agreement is hereby amended, effective as of the Effective Date, in the following particulars:

         Section 2.01 Amendments. Schedule 3.2 of the Purchase Agreement is hereby amended by deleting Schedule 3.2 in its entirety and substituting in lieu thereof the following:

                                  "SCHEDULE 3.2

                                ROYALTY PAYMENTS

A.       ROYALTY PAYMENTS.

         1. The Royalty Payments shall be fifteen percent (15%) of EBIT for the period beginning on the date immediately following the last Saturday in August of the immediately preceding calendar year, and ending on the last Saturday in August of the immediately following calendar year. The first such period shall commence on the Closing Date and end on August 28, 1999.

         2. Royalty Payments shall be due and payable by Purchaser to Seller on or before thirty (30) days immediately following the applicable period for which an applicable Royalty Payment is due.

B.       EBIT.

         As used herein, "EBIT" shall mean all Net Earnings before applicable state and federal corporate income taxes. "Net Earnings" shall mean the difference between Gross Revenues minus all costs (including depreciation and amortization) incurred by Purchaser in connection with the ownership and operation of the Business. "Gross Revenues" shall mean all revenues received from the Business for the applicable period for which the applicable Royalty Payment is calculated. All such items shall be determined in accordance with generally accepted accounting principles applied consistently.
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C.       NON-DEFAULT.

          Purchaser shall not be obligated to make any Royalty Payments to Seller during any period in which Seller is in default in performance of any of its obligations under this Agreement, or if a default by any party other than Purchaser exists under (i) the Stock Purchase Agreement, (ii) the Technology Agreement, (iii) the Supply Agreement, (iv) any other document executed in connection with this Agreement (v) that certain Master Formation Agreement dated June 25, 1999, by and among Purchaser, InCon Technologies, Inc., InCon International, Inc., Nutrition Technology Corporation, and Bionutrics, Inc., or
(vi) the Members Agreement, as defined in the Master Formation Agreement referred to in clause (v) above.

D.       NO PARTNERSHIP

         Nothing contained in this Agreement including, without limitation, the provisions of this Schedule shall be deemed to constitute Seller and Purchaser partners or joint venturers with respect to any matter, and neither party may bind the other party for any obligation or liability.

E.       NO OBLIGATION TO OPERATE AND MAINTAIN THE BUSINESS

         Nothing contained in this Agreement including, without limitation, the provisions of this Schedule shall be deemed to require Purchaser to continually operate and maintain the Business. Without limiting the generality of the foregoing, Purchaser, at any time and from time to time, may cease operating the Business even though any such cessation may have an adverse effect on Net Earnings or may result in there being no Net Earnings.

F.       CONTINUATION ON SALE OR OTHER TRANSFER OF THE BUSINESS

         If Purchaser shall sell or otherwise transfer the Business, then all of the terms and provisions of this Schedule 3.2 shall continue in full force and effect and the party to whom the Business is so sold or otherwise transferred shall be bound by the terms and provisions of this Schedule 3.2. Upon any such sale or transfer, Purchaser shall be relieved of all liability under this
Schedule 3.2, and Purchaser shall not have any further liability or obligations under this Schedule 3.2 after any such sale or transfer. Promptly after the consummation of any such sale or transfer, Purchaser shall notify Seller of the identity and address of such new Purchaser."

                                  ARTICLE III.
                                  MISCELLANEOUS

         Section 3.01 Adoption, Ratification and Confirmation of Purchase Agreement. Each of the Purchaser and the Seller does hereby adopt, ratify and confirm the Purchase Agreement, as amended hereby, and acknowledges and agrees that the Purchase Agreement, as amended hereby, is and remains in full force and effect.
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         Section 3.02 Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Purchase Agreement.

         Section 3.03 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable as of the Effective Date upon the execution of one or more counterparts hereof by the Purchaser and the Seller. In this regard, each of the parties hereto acknowledges that a counterpart of this First Amendment containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this First Amendment by each necessary party hereto and shall constitute one instrument.

         Section 3.04 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

         Section 3.05 Entire Agreement. This First Amendment constitutes the entire agreement among the parties hereto with respect to the subject hereof. All prior understandings, statements and agreements, whether written or oral, relating to the subject hereof are superseded by this First Amendment.

         Section 3.06 Invalidity. In the event that any one or more of the provisions contained in this First Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this First Amendment.

         Section 3.07 Titles of Articles, Sections and Subsections. All titles or headings to Articles, Sections, subsections or other divisions of this First Amendment or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto.

         Section 3.08 Governing Law. This First Amendment shall be deemed to be a contract made under and shall be governed by and construed in accordance with the internal laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.
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PURCHASER:                             AC HUMKO CORP.


                                       By:
                                          Daniel S. Antonelli,
                                          President and CEO

                     [SIGNATURE PAGE 1 TO FIRST AMENDMENT TO
                   AGREEMENT FOR PURCHASE AND SALE OF ASSETS]
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SELLER:
                                       BIONUTRICS, INC., AND NUTRITION
                                       TECHNOLOGY CORPORATION


                                       By:
                                          Ronald H. Lane,
                                          President

                     [SIGNATURE PAGE 2 TO FIRST AMENDMENT TO
                   AGREEMENT FOR PURCHASE AND SALE OF ASSETS]